Exhibit 23.3

Our Ref: WWLK/96563 Your Ref:
SOLICITORS, NOTARIES, AGENTS FOR TRADEMARKS AND PATENTS
Direct Line: +852 2861 8471	57th Floor, The Center, 99 Queen’s Road Central, Hong Kong
Direct Email: warrenko@robertsonshk.com	Tel: +852 2868 2866 Fax: +852 2868 5820
Website: www.robertsonshk.com

7 June 2024

Roma Green Finance Limited

Flat 605,6/F

Tai Tung Building

8 Fleming Road

Wanchai, Hong Kong

Re: Consent of Robertsons

Dear Sirs,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Roma Green Finance Limited (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed follow-on public offering (the “Proposed Offering”).

We are engaged as the Hong Kong legal advisers to the Company in relation to its subsidiary and operation established in Hong Kong. Notwithstanding the language included in our legal opinion dated 7 June 2024 (the “Legal Opinion”), we hereby consent to the use and filing of our Legal Opinion as an Exhibit to the Registration Statement and to the reference to our name in such Registration Statement.

We do not assume responsibility for updating our Legal Opinion as of any date subsequent to the date of the Legal Opinion and assume no responsibility for advising you of any changes with respect to any matters described in the Legal Opinion that may occur subsequently or from the discovery subsequent to the date of the Legal Opinion of information not previously known to know pertaining to the events occurring on or prior to the date of the Legal Opinion.

We further hereby consent to the filing of this consent letter, and any of the amendments or supplements thereto, as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ ROBERTSONS

ROBERTSONS

Partners: Barry HOY, Andrew LEE, Chris LAMBERT, Kevin STEEL, Lesley McLEAN, Warren KO,

Frank SZETO, LI Chung Nam (China-Appointed Attesting Officer), Johnny HO, Charles MOK,

Verona HO, Rio LAU, Lawrence TANG, Pan TSANG, Grace KO, Cyrus HO, Janney CHONG

Consultants: Michael LINTERN-SMITH (Notary Public), Christopher GORDON (Notary Public),

Jeremy LEVY, Jennifer WONG, Cynthia WONG, Susanna CHEUNG